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                                                                  EXHIBIT 23.15

                   CONSENT OF LEVINE HUGHES & MITHUEN, INC.

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement (Form S-4 No. 333-00000) of AccuStaff Incorporated of our report dated April 18, 1996 relating to the consolidated financial statements of Daedalian Group, Inc. and Subsidiaries, which are contained in the Current Report on Form 8-K dated August 28, 1996, of Career Horizons, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          /s/ LEVINE, HUGHES & MITHUEN, INC.

Englewood, Colorado
September 16, 1996